                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549



                                  FORM 8-K



              Current Report Pursuant to Section 13 or 15(d) of
                     The Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported):  May 2, 1997



                             TELEGEN CORPORATION
           (Exact name of registrant as specified in its charter)


        California                        14836                   84-067214
-------------------------------    -----------------------   -------------------
(State or other jurisdiction of    (Commission File Number)   (I.R.S. Employer
     incorporation)                                          Identification No.)


                              101 Saginaw Drive
                       Redwood City, California  94063
                  (Address of principal executive offices)

                               (415) 261-9400
            (Registrant's telephone number, including area code)
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ITEM 5.   OTHER EVENTS

     In a press release dated May 2, 1997, the Registrant announced the hiring of G. Fred Forsyth, 53, as President and CEO of the Registrant's 90 percent-owned subsidiary, Telegen Display Laboratories, Inc. (TDL). Forsyth joins TDL following eight years at Cupertino, CA-based Apple Computer, Inc. From 1989 to early 1997, he held numerous senior-level positions at Apple Computer, Inc., including Senior Vice President and General Manager of the Macintosh Products Group and Senior Vice President of Worldwide Operations. Forsyth's responsibilities at Apple Computer, Inc. included the development, manufacturing and distribution of all Macintosh personal computers, including worldwide operations, hardware engineering, industrial design and engineering services.

     Prior to Apple Computer, Inc., Forsyth was with Maynard, Massachusetts based Digital Equipment Corporation (DEC) from 1979-1989. While at DEC, he served as Group Manager of Small-Systems Manufacturing from 1984-1989. He was responsible for the operations of three U.S. manufacturing plants employing 4,000 people as well as the functional management of plants in Taiwan and Singapore. From 1979 to 1984, he was Group Manufacturing Engineering Manager of the Terminals Manufacturing Group, where he was responsible for new products, process engineering, capacity and facility planning and capital expenditures.

     Forsyth was with General Electric Company from 1962-1979, where he held progressively more responsible positions including serving as Program Manager for General Electric Company's Housewares and Audio Business Division.

     He graduated magna cum laude from the University of New Hampshire in 1968 with a BS in Electrical Engineering, and he received his MBA from Babson College, in Boston in 1974.







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                                 SIGNATURES



          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  TELEGEN CORPORATION



Dated:  May 9, 1997            By:  /s/WARREN M. DILLARD
                                    ------------------------------------------
                                    Warren M. Dillard,
                                    Chief Financial Officer